Exhibit 99.1

BioStem Technologies Reports Third Quarter 2026 Financial Results; Grows Hospital Revenue for Second Consecutive Quarter as Customers Expand Use of Portfolio

Hospital revenue grew sequentially to $6.8 million; customers purchasing two or more product lines up 14% from the second quarter

In-house production of Neox® and Clarix® on track to begin in the first half of 2027

Raises full-year 2026 revenue guidance

POMPANO BEACH, FL, November 12, 2026 (GLOBE NEWSWIRE) — BioStem Technologies, Inc. (Nasdaq: BSEM) (“BioStem” or the “Company”), a leading regenerative medicine company focused on the development, manufacturing, and commercialization of perinatal tissue allograft products, today reported financial results for the third quarter ended September 30, 2026 and raised full year 2026 revenue guidance.

“We grew hospital revenue again this quarter, and importantly, are doing so by adding new accounts and increasing penetration with existing customers. The number of customers buying two or more of our product lines grew 14% from the second quarter. We also completed the final step of our commercial infrastructure build-out, and with in-house production of Neox and Clarix expected to begin in the first half of 2027, we are on track to become a fully vertically integrated company with those product lines,” said Jason Matuszewski, Chair and CEO of BioStem. “With these foundations in place, we are focused on strengthening the balance sheet, raising our gross margin, reducing operating expenses and narrowing our adjusted EBITDA loss as we work toward breakeven.”

Recent Business Highlights

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Generated net revenue of $7.6 million for the third quarter of 2026, with hospital revenue increasing sequentially to $6.8 million
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Deepened adoption within existing accounts, customers purchasing two or more of the Company’s product lines increased 14% from the second quarter, customers purchasing three or more lines increased more than 40%
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Grew the number of customers ordering in consecutive quarters by 6% from the second quarter
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Completed the integration of sales logistics, operational support, invoicing and collections from BioTissue effective at the beginning of August, with the Company's CRM platform now live and integrated with its ERP system
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Added the VENDAJE product family to the Company's two largest existing GPO agreements in September
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Technology transfer of Neox and Clarix manufacturing to the Company’s Pompano Beach facility on track, with in-house production expected to begin in the first half of 2027
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Top-line results from the Company’s VLU study scheduled to be reported at the Innovations in Wound Healing meeting in early December

Recent Corporate Highlights

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Closed a private placement with multiple institutional investors on September 30, 2026, generating gross proceeds of approximately $3 million, with the potential for up to approximately $5.6 million in additional gross proceeds from the exercise of accompanying warrants with an exercise price of $3.83 per share
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Established a $40 million committed equity facility with Roth Principal Investments, LLC; sale of shares under the facility may not begin until early April 2027 unless the applicable restriction is waived
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Working with BioTissue to restructure the terms of the $10.0 million Clearance Payment in order to lower near-term cash obligations
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Finalizing a cost reduction plan expected to reduce annualized cash operating expenses by approximately $10 to $12 million compared with the current run rate, with the full benefit beginning in the first quarter of 2027

Third Quarter 2026 Financial Results

Net revenue was $7.6 million, compared to $7.9 million in the second quarter of 2026 and $10.5 million in the third quarter of 2025. Hospital revenue was $6.8 million compared to $6.7 million in the second quarter of 2026, and physician office revenue was $0.8 million compared to $1.1 million in the second quarter of 2026.

Gross profit was $4.3 million, representing a gross margin of 56%, compared to $4.8 million and 61% in the second quarter of 2026, and $9.3 million and 88.5% in the prior year period. The sequential decrease in gross margin was in line with expectations and primarily reflected higher pricing under the BioTissue supply agreement following the expiration of the initial discounted pricing.

Operating expenses totaled $14.1 million, compared to $13.2 million in the second quarter of 2026 and $7.8 million in the third quarter of 2025. The sequential increase was driven primarily by higher general and administrative expenses related to uplisting and financing activity and payroll taxes on RSU vesting, partly offset by lower research and development spend.

GAAP net loss was ($11.4) million, or ($0.64) per share, compared to ($9.0)million, or ($0.52) per share, in the second quarter of 2026.

Adjusted EBITDA loss was ($6.4) million, compared to Adjusted EBITDA of $2.7 million in the third quarter of 2025. A reconciliation of GAAP net (loss) income to Adjusted EBITDA loss is included at the end of this press release.

As of September 30, 2026, cash and cash equivalents totaled $1.0 million, compared to $7.0 million as of June 30, 2026. Cash used in operations in the third quarter was $8.8 million, compared to $5.5 million in the second quarter. During the quarter, the company closed a private placement on September 30, 2026 with gross proceeds of approximately $3 million, with the potential for up to approximately $5.6 million in additional gross proceeds from the exercise of accompanying warrants with an exercise price of $3.83 per share. Subsequent to the quarter, the Company’s CEO and COO exercised options generating approximately $1.0 million in gross proceeds. No shares have been sold under the Company’s committed equity facility, and sales under the facility are restricted until early April 2027 unless waived.

Financial Outlook

BioStem now expects its revenue for full year 2026 to be in the range of $28 million to $29 million, an increase from the prior outlook of $26 million to $29 million.

Conference Call & Webcast Information:

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Conference ID: 107 437 691
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North America Toll-Free: +1 833-461-5787
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International Toll: +1 585-542-9983
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Webcast Link: https://events.q4inc.com/attendee/107437691

About BioStem Technologies, Inc. (Nasdaq: BSEM): BioStem Technologies, Inc. is a publicly traded, biomedical innovator, focused on developing, manufacturing and commercializing advanced allograft solutions derived from perinatal tissue. The company leverages its industry-leading proprietary BioRetain®, CryoTek® and SteriTek® processing technologies, designed to optimize the preservation of the natural properties of these tissues, supporting their use in clinical settings. Its allografts are used by clinicians across a wide range of specialties. With a growing portfolio of products, expanding clinical research initiatives, and a national commercial footprint, BioStem is committed to advancing innovation in regenerative medicine.

BioStem Technologies’ quality management system and standard operating procedures have been reviewed and accredited by the Association for Advancing Tissue and Biologics (“AATB”). These systems and procedures are established in compliance with current Good Tissue Practices (“cGTP”) and current Good Manufacturing Practices (“cGMP”). BioStem’s portfolio of quality brands includes its Neox®, Clarix®, VENDAJE® and American Amnion™ product lines.

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Forward-Looking Statements:

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified using words such as “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate”, “plan,” “outlook,” “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements in this press release include, without limitation, statements regarding the application of new capital received by the Company, the Company’s cost reduction plan, including the expected timing, scope and the amount of savings; expected operating expenses, cash burn and adjusted EBITDA, including the Company’s target of Adjusted EBITDA breakeven; the transfer of Neox and Clarix manufacturing, including its expected timing and its expected effect on gross margin, and the continuity of supply from BioTissue during the transition; expected gross margin; revenue guidance and expected hospital and physician office revenue trends; the Company’s ability to access its committed equity facility and to obtain other financing; the expected receipt of a tax refund; expected improvements in collections and working capital; the restructuring of the Clearance Payment and the Company’s arrangements with BioTissue; the timing and results of the Company’s VLU study and the effect of clinical evidence on adoption of its products; the expected benefits of GPO coverage for the VENDAJE product family and of the Company’s commercial infrastructure and systems; expected customer use trends; and the Company’s ability to meet market needs and the Company’s growth prospects.

Forward-looking statements are based on current expectations and are subject to known and unknown risks and uncertainties which could cause actual results or outcomes to differ materially from the expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: the Company’s ability to maintain compliance with Nasdaq’s continued listing standards; the Company’s ability to obtain financing on terms acceptable to it, or at all, including limitations on its ability to access its committed equity facility; dilution to the Company’s stockholders resulting from sales of common stock under the committed equity facility, the exercise of outstanding warrants and options, or other equity financings; the Company’s ability to continue as a going concern; the Company’s ability to pay the $10.0 million Clearance Payment owed to BioTissue, which remains unpaid, the outcome of discussions to restructure the Clearance Payment and the consequences of any default or exercise of remedies by BioTissue; the Company’s ability to achieve the expected savings from its cost reduction plan and the possibility that such measures disrupt its operations or result in unanticipated charges or employee attrition; the timing and success of the transfer of Neox and Clarix manufacturing; the Company’s dependence on BioTissue for the supply of certain products and the outcome of discussions to restructure its agreement with BioTissue; customer concentration; the impact of any changes in applicable laws or regulations; the Company’s accounts receivable collection risk and concentration; the Company’s ability to maintain production of its products in sufficient quantities to meet demand; volatility in the price of the Company’s common stock; and the possibility that the Company may be adversely affected by other general economic, business, and/or competitive factors. Additional factors are described under “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 and its Registration Statement on Form 10, as amended, and in its other filings with the U.S. Securities and Exchange Commission. There may be additional risks which the Company is presently unaware of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company undertakes no duty to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact BioStem:

Website: www.biostemtechnologies.com

E-Mail: pr@biostemtech.com

X: @BSEM_Tech

Facebook: BioStemTechnologies

Phone: 954-380-8342

Investor Relations:

Philip Trip Taylor, Gilmartin Group

ir@biostemtech.com

BioStem Technologies, Inc. and Subsidiaries Condensed Consolidated Balance Sheets

	As of September 30, 2026 (Unaudited)	As of December 31, 2025
ASSETS
Current Assets
Cash and cash equivalents	$971,145	$29,549,018
Accounts receivable, net	6,600,028	9,874,468
Inventory	6,451,358	2,877,160
Prepaid expenses and other assets	2,111,205	2,102,803
Total current assets	16,133,736	44,403,449
Long-Term Assets
Property and equipment, net	4,381,460	3,970,513
Construction-in-process	505,307	961,032
Right-of-use asset, net	164,135	327,267
Intangible assets, net	20,860,143	119,765
Goodwill	1,532,635	244,635
Total assets	$43,577,416	$50,026,661

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$10,462,057	$4,441,419
License fees payable	434,775	729,975
Income tax payable	-	31,512
Accrued interest	26,333	2,227,500
Operating lease liabilities	165,823	225,768
Notes payable, net of discount	1,000,000	3,000,000
Consideration payable	10,000,000	-
Other current liabilities	80,900	127,406
Total current liabilities	22,169,888	10,783,580
Long-Term Liabilities
Operating lease liabilities, less current portion	-	105,262
Warrant liability	3,081,104	-
Total long-term liabilities	3,081,104	105,262
Total liabilities	25,250,992	10,888,842

Stockholders' Equity
Series A-1 convertible preferred stock, $0.001 par value; authorized 300 shares; issued and outstanding 300 shares as of September 30, 2026 and December 31, 2025.	-	-
Series B-1 convertible preferred stock, $0.001 par value; authorized 500,000 shares; issued and outstanding 5 shares as of September 30, 2026 and December 31, 2025.	-	-
Common stock, $0.001 par value; authorized 975,000,000 shares; issued and outstanding 18,679,490 and 16,825,716 shares as of September 30, 2026 and December 31, 2025, respectively.	18,681	16,827
Additional paid-in capital	68,692,124	60,338,654
Treasury stock, 18,000 shares at cost	(43,346)	(43,346)
Accumulated deficit	(50,341,035)	(21,174,316)
Total stockholders' equity	18,326,424	39,137,819
Total liabilities and stockholders' equity	$43,577,416	$50,026,661

BioStem Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
	Three Months Ended September 30,
	2026	2025
Revenue, net	$7,640,885	$10,473,402
Cost of goods sold	3,346,797	1,204,794
Gross profit	4,294,088	9,268,608

Sales and marketing expenses	5,346,021	1,305,957
General and administrative expenses	7,536,166	4,498,341
Research and development expenses	481,189	1,957,876
Depreciation and amortization expense	706,661	57,644
Total operating expenses	14,070,037	7,819,818
(Loss) income from operations	(9,775,949)	1,448,790
Other (expense) income:
Interest income, net	6,359	143,284
Other (expense) income	(1,606,064)	(123,345)
Other (expense) income, net	(1,599,705)	19,939
Total (loss) income from operations before income taxes	(11,375,654)	1,468,729
Income tax expense	-	(707,677)
Net (loss) income	$(11,375,654)	$761,052

Basic net (loss) income per share attributable to common stockholders	$(0.64)	$0.05

Diluted net (loss) income per share attributable to common stockholders	$(0.64)	$0.03

Basic weighted average common shares outstanding	17,864,178	16,749,593

Diluted weighted average common shares outstanding	17,864,178	22,787,934

Non-GAAP Financial Measures:

Our management uses financial measures that are not in accordance with generally accepted accounting principles in the United States, or GAAP, in addition to financial measures in accordance with GAAP to evaluate our operating results. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. Our management uses EBITDA, which we calculate as net income (loss) adjusted for interest, taxes, depreciation and amortization, and Adjusted EBITDA, which we calculate as EBITDA further adjusted for share-based compensation expense, SEC registration and related transaction costs, consideration payable extension costs, PIPE and warrant issuance costs and other non-recurring costs, to evaluate our operating performance and trends and make planning decisions. Our management believes EBITDA and Adjusted EBITDA help identify underlying trends in our business that could otherwise be masked by the effect of the items that we exclude. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making.

Cash operating expenses is a non-GAAP financial measure that we calculate as GAAP operating expenses excluding share-based compensation, depreciation and amortization, and other non-cash items. We are unable to provide a reconciliation of the expected reduction in annualized cash operating expenses, or of our targeted Adjusted EBITDA, to the most directly comparable GAAP measures without unreasonable efforts. This is because we cannot reliably predict the amount or timing of certain items, including share-based compensation, changes in the fair value of our warrant liability, transaction related costs and other non-recurring items. These items are uncertain, depend on factors outside our control, and could have a significant impact on our GAAP results.

The following is a reconciliation of GAAP net (loss) income to non-GAAP EBITDA and non-GAAP Adjusted EBITDA for each of the periods presented:

	Three Months Ended,
	September 30, 2026	September 30, 2025
Net (loss) income	$(11,375,654)	$761,052
Interest income	(6,359)	(143,284)
Depreciation and amortization	706,661	57,644
Income tax expense	-	707,677
EBITDA	(10,675,352)	1,383,089
Share-based compensation	2,087,481	1,151,988
SEC registration and related transaction costs	599,920	-
Consideration payable-extension costs	1,000,000	-
PIPE and warrant issuance costs	376,097	-
Other non-recurring costs	215,761	125,000
Adjusted EBITDA	$(6,396,093)	$2,660,077